--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

            OF THE SECURITIES EXCHANGE ACT OF 1934

                       DATE OF REPORT: NOVEMBER 15, 2002
                (DATE OF EARLIEST EVENT REPORTED: JULY 16, 2002)

                         COMMISSION FILE NUMBER 1-11680

                             ---------------------

                         EL PASO ENERGY PARTNERS, L.P.
             (Exact name of Registrant as Specified in its Charter)

                   DELAWARE                                      76-0396023
         (State or Other Jurisdiction                         (I.R.S. Employer
      of Incorporation or Organization)                     Identification No.)

               4 GREENWAY PLAZA                                    77049
                HOUSTON, TEXAS                                   (Zip Code)
   (Address of Principal Executive Offices)

              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:

                                 (832) 676-2600

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 5.  OTHER EVENTS

     On July 16, 2002, we entered into a letter of intent with El Paso Corporation, the indirect parent of our general partner, to acquire for $782 million El Paso Corporation's natural gas gathering system located in the San Juan Basin of New Mexico, including El Paso Corporation's remaining interests in the Chaco cryogenic natural gas processing plant; natural gas liquids (NGL) transportation and fractionation assets located in Texas; and an oil and natural gas gathering system located in the deeper water regions of the Gulf of Mexico, referred to collectively as the San Juan assets. As part of this transaction, El Paso Corporation will be required to repurchase the Chaco processing plant from us for $77 million in October 2021, and at that time, we will have the right to lease the plant from El Paso Corporation for a period of ten years with the option to renew the lease annually thereafter. The purchase price of $782 million is subject to adjustments primarily for working capital and capital expenditures. This filing is to update the financial statements and pro forma financial information filed in connection with the proposed acquisition, as well as the proposed financing plan which was discussed in our Quarterly Report on Form 10-Q for the period ended September 30, 2002.

     The parties' obligations under the letter of intent are subject to the satisfaction of specified conditions, including negotiating and executing definitive agreements, obtaining other third-party approvals and consents, obtaining satisfactory results from ongoing due diligence and obtaining financing satisfactory to us. We expect to close the transaction in the fourth quarter of 2002. Ultimately, we expect to finance our acquisition of the San Juan assets through long-term debt and equity. Our current financing plan is outlined below (in millions):

Series C units..............................................  $350
Senior secured acquisition term loan........................   282
Other debt..................................................   150
                                                              ----
                                                              $782
                                                              ====

     The equity component of the proposed acquisition contemplates us issuing to El Paso Corporation 10,937,500 shares of our Series C units, a new class of our limited partner interests for a value of $350 million. The Series C units will be similar to our existing common units, except that the Series C units will be non-voting. After April 30, 2003, El Paso Corporation (or its subsidiaries, as applicable) will have the right to cause us to propose a vote of our common unitholders as to whether the Series C units should be converted into common units. If our common unitholders approve the conversion, then each Series C unit will convert into a common unit. If our common unitholders do not approve the conversion within 120 days after El Paso Corporation requests the vote, then the distribution rate for the Series C units will increase to 105 percent of the common unit distribution rate. Thereafter, the Series C unit distribution rate would increase on April 30, 2004 to 110 percent of the common unit distribution rate and on April 30, 2005 to 115 percent of the common unit distribution rate. If the transaction is not closed by December 1, 2002, it may be delayed, terminated or renegotiated.

     The remaining balance of the purchase price will be paid in cash. We expect to fund this portion of the purchase price with a $282 million senior secured acquisition term loan and other long-term debt of $150 million.

     In accordance with our procedures for evaluating and valuing material acquisitions with El Paso Corporation, our Special Conflicts Committee engaged an independent financial advisor and obtained two separate fairness opinions for the acquisition of the San Juan assets and the issuance of the Series C units. The opinions we received stated the transaction and the issuance were both fair to us and our unitholders.

     (a) Financial statements of the businesses to be acquired.

     The audited combined financial statements of El Paso Field Services' San Juan Gathering and Processing Businesses, Typhoon Gas Pipeline, Typhoon Oil Pipeline, and Coastal Liquids Partners' NGL Business for the years ended December 31, 2001, 2000 and 1999 are included in our Current Report on Form 8-K filed August 12, 2002, which is incorporated herein by reference. Also included in the August 12, 2002, Form 8-K are the unaudited combined financial statements for these businesses for the quarters ended March 31, 2002 and 2001.

     We filed a Current Report on Form 8-K on October 10, 2002, which is incorporated herein by reference and includes the unaudited condensed combined financial statements of El Paso Field Services' San Juan Gathering and Processing Businesses, Typhoon Gas Pipeline, Typhoon Oil Pipeline, and Coastal Liquids Partners' NGL Business at June 30, 2002 and December 31, 2001 and for the six months ended June 30, 2002 and 2001.

     In order to update the financial information previously provided, we are providing the unaudited condensed combined financial statements of El Paso Field Services' San Juan Gathering and Processing Businesses, Typhoon Gas Pipeline, Typhoon Oil Pipeline, and Coastal Liquids Partners' NGL Business at September 30, 2002 and December 31, 2001 and for the nine months ended September 30, 2002 and 2001.

      EL PASO FIELD SERVICES' SAN JUAN GATHERING AND PROCESSING BUSINESSES
                              TYPHOON GAS PIPELINE
                              TYPHOON OIL PIPELINE
                     COASTAL LIQUIDS PARTNERS' NGL BUSINESS

                    CONDENSED COMBINED FINANCIAL STATEMENTS
            AT SEPTEMBER 30, 2002 AND DECEMBER 31, 2001 AND FOR THE
                 NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
                                  (UNAUDITED)

      EL PASO FIELD SERVICES' SAN JUAN GATHERING AND PROCESSING BUSINESSES
                              TYPHOON GAS PIPELINE
                              TYPHOON OIL PIPELINE
                     COASTAL LIQUIDS PARTNERS' NGL BUSINESS

                       CONDENSED COMBINED BALANCE SHEETS
                           (IN THOUSANDS; UNAUDITED)

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2002            2001
                                                              -------------   ------------
                                          ASSETS
Current assets
  Accounts receivable
     Trade, net of allowance of $3,082 and $2,298...........    $ 32,421        $ 35,789
     Affiliates.............................................       1,867           2,742
  Natural gas imbalance receivable..........................       7,658           9,395
  Other current assets......................................         489           2,573
                                                                --------        --------
          Total current assets..............................      42,435          50,499
Property, plant and equipment, net..........................     424,102         410,770
Investment in unconsolidated affiliate......................       1,921           3,017
Investment in transportation agreements.....................      16,495          17,121
Noncurrent imbalance receivable.............................       2,410              --
                                                                --------        --------
          Total assets......................................    $487,363        $481,407
                                                                ========        ========

                          LIABILITIES AND OWNERS' NET INVESTMENT
Current liabilities
  Accounts payable
     Trade..................................................    $ 15,173        $ 20,283
     Affiliates.............................................       6,215           8,968
  Natural gas imbalance payable.............................      14,018          15,268
  Current deferred revenue from processing agreement........       6,075           6,075
  Other current liabilities.................................       2,008           8,859
                                                                --------        --------
          Total current liabilities.........................      43,489          59,453
  Deferred revenue from processing agreement................     109,603         114,159
  Other noncurrent liabilities..............................       6,039           9,344
                                                                --------        --------
          Total liabilities.................................     159,131         182,956
                                                                --------        --------
Commitments and contingencies
Accumulated other comprehensive income......................        (323)          2,355
Owners' investment..........................................     328,555         296,096
                                                                --------        --------
          Total owners' net investment......................     328,232         298,451
                                                                --------        --------
          Total liabilities and owners' net investment......    $487,363        $481,407
                                                                ========        ========

                            See accompanying notes.

      EL PASO FIELD SERVICES' SAN JUAN GATHERING AND PROCESSING BUSINESSES
                              TYPHOON GAS PIPELINE
                              TYPHOON OIL PIPELINE
                     COASTAL LIQUIDS PARTNERS' NGL BUSINESS

                    CONDENSED COMBINED STATEMENTS OF INCOME
                           (IN THOUSANDS; UNAUDITED)

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                2002       2001
                                                              --------   --------
Operating revenues
  Gathering and processing..................................  $330,959   $216,624
  Liquid transportation and fractionation...................    10,658     13,372
                                                              --------   --------
                                                               341,617    229,996
                                                              --------   --------
Operating expenses
  Cost of natural gas and oil...............................   237,167     78,856
  Operation and maintenance.................................    38,161     42,330
  Depreciation and amortization.............................    19,199     16,514
  Taxes other than income...................................     2,514      2,486
                                                              --------   --------
                                                               297,041    140,186
                                                              --------   --------
Operating income............................................    44,576     89,810
Earnings from unconsolidated affiliate......................     1,154      1,288
                                                              --------   --------
Earnings before income taxes................................    45,730     91,098
Income tax benefit..........................................        --         28
                                                              --------   --------
Net income..................................................  $ 45,730   $ 91,126
                                                              ========   ========

                            See accompanying notes.

      EL PASO FIELD SERVICES' SAN JUAN GATHERING AND PROCESSING BUSINESSES
                              TYPHOON GAS PIPELINE
                              TYPHOON OIL PIPELINE
                     COASTAL LIQUIDS PARTNERS' NGL BUSINESS

                  CONDENSED COMBINED STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS; UNAUDITED)

                                                                NINE MONTHS ENDED
                                                                  SEPTEMBER 30,
                                                               -------------------
                                                                 2002       2001
                                                               --------   --------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income..................................................   $ 45,730   $ 91,126
Adjustments to reconcile net income to cash provided by
  operating activities
  Depreciation and amortization.............................     19,199     16,514
  Amortization of deferred revenue from processing
     agreement..............................................     (4,556)        --
  Deferred income tax benefit...............................         --        (28)

  Distributed earnings of unconsolidated affiliate
     Earnings from unconsolidated affiliate.................     (1,154)    (1,288)
     Distributions from unconsolidated affiliate............      2,250      2,500
Working capital changes:
     (Increase) decrease in accounts receivable.............      4,243        (56)
     (Increase) decrease in natural gas imbalance
      receivable............................................      1,737     (1,596)
     Increase (decrease) in accounts payable and other
      current liabilities...................................    (15,037)    19,620
     Decrease in natural gas imbalance payable..............     (1,250)    (8,598)
     Increase in other current assets.......................       (271)      (493)
Non-working capital changes:
     Net change in noncurrent assets and liabilities........     (5,715)     1,257
                                                               --------   --------
       Net cash provided by operating activities............     45,176    118,958
                                                               --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures........................................    (31,905)   (64,695)
                                                               --------   --------
       Net cash used in investing activities................    (31,905)   (64,695)
                                                               --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES
Net cash distributions to owners............................    (13,271)   (54,263)
                                                               --------   --------
       Net cash used in financing activities................    (13,271)   (54,263)
                                                               --------   --------
Net change in cash and cash equivalents.....................         --         --
Cash and cash equivalents
  Beginning of period.......................................         --         --
                                                               --------   --------
  End of period.............................................   $     --   $     --
                                                               ========   ========

                            See accompanying notes.

      EL PASO FIELD SERVICES' SAN JUAN GATHERING AND PROCESSING BUSINESSES
                              TYPHOON GAS PIPELINE
                              TYPHOON OIL PIPELINE
                     COASTAL LIQUIDS PARTNERS' NGL BUSINESS

             CONDENSED COMBINED STATEMENTS OF COMPREHENSIVE INCOME AND CHANGES IN ACCUMULATED OTHER COMPREHENSIVE INCOME
                           (IN THOUSANDS; UNAUDITED)

  COMPREHENSIVE INCOME

                                                                 NINE MONTHS ENDED
                                                                   SEPTEMBER 30,
                                                              -----------------------
                                                                2002         2001
                                                              --------   ------------
Net income..................................................  $45,730      $91,126
Other comprehensive income (loss)...........................   (2,678)         341
                                                              -------      -------
Total comprehensive income..................................  $43,052      $91,467
                                                              =======      =======

  ACCUMULATED OTHER COMPREHENSIVE INCOME

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2002            2001
                                                              -------------   ------------
Beginning balance...........................................     $ 2,355        $    --
  Unrealized mark-to-market gains (losses) arising during
     the period.............................................      (5,242)         4,224
  Reclassification adjustments for changes in initial value
     of derivative instruments to settlement date...........       2,564         (1,869)
                                                                 -------        -------
Ending balance..............................................     $  (323)       $ 2,355
                                                                 =======        =======

                            See accompanying notes.

      EL PASO FIELD SERVICES' SAN JUAN GATHERING AND PROCESSING BUSINESSES
                              TYPHOON GAS PIPELINE
                              TYPHOON OIL PIPELINE
                     COASTAL LIQUIDS PARTNERS' NGL BUSINESS

                NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

     The terms "we," "our" or "us" as used in these notes to the condensed combined financial statements, refer collectively to El Paso Field Services' San Juan Gathering and Processing Businesses, Typhoon Gas Pipeline, Typhoon Oil Pipeline and Coastal Liquids Partners' NGL Business on a combined basis.

     Our December 31, 2001, audited combined financial statements, as presented in the El Paso Energy Partners, L.P. Current Report on Form 8-K dated August 12, 2002, include a summary of our significant accounting policies and other disclosures. You should read it in conjunction with these financial statements. The condensed combined financial statements at September 30, 2002 and for the nine months ended September 30, 2002 and 2001, are unaudited.

     The accompanying financial statements have been prepared from the historical accounting records of El Paso Field Services and El Paso CGP Company (formerly The Coastal Corporation) and are presented on a carve-out basis to include the historical operations applicable to El Paso Field Services' San Juan Gathering and Processing Businesses, Typhoon Gas Pipeline, Typhoon Oil Pipeline and Coastal Liquids Partners' NGL Business. In this context, no direct owner relationship existed among these businesses. Accordingly, the net investment in these businesses (owners' net investment) is shown in lieu of owners' equity in the financial statements. In addition, prior period information presented in these financial statements includes reclassifications which were made to conform to the current period presentation. These reclassifications have no effect on our previously reported net income or owners' net investment.

     In January 2001, El Paso CGP Company, the parent of Typhoon Oil Pipeline, Typhoon Gas Pipeline and Coastal Liquids Partners' NGL Business, merged with El Paso Corporation, in a transaction accounted for as a pooling of interests. Under pooling accounting, the historical operations of El Paso CGP Company are included with those of El Paso Corporation as if they had always operated as a combined entity. As a result, the historical accounting records for Typhoon Oil Pipeline, Typhoon Gas Pipeline and Coastal Liquids Partners' NGL Business are considered to have been under common control as of and for each of the periods presented.

     These financial statements have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission and do not include all disclosures required by accounting principles generally accepted in the United States. In our opinion, we have made adjustments, all of which are of a normal recurring nature, to fairly present our interim period results. Information for any interim period may not necessarily indicate the results of operations for the entire year due to the seasonal nature of our businesses.

     Our accounting policies are consistent with those discussed in our 2001 audited financial statements.

      EL PASO FIELD SERVICES' SAN JUAN GATHERING AND PROCESSING BUSINESSES
                              TYPHOON GAS PIPELINE
                              TYPHOON OIL PIPELINE
                     COASTAL LIQUIDS PARTNERS' NGL BUSINESS

        NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

2.  PROPERTY, PLANT AND EQUIPMENT

     The following reflects the carrying value of property, plant and equipment (in thousands):

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2002            2001
                                                              -------------   ------------
Transmission and gathering pipelines........................    $690,263        $671,024
Construction work in progress...............................      32,702          20,036
                                                                --------        --------
                                                                 722,965         691,060
Less accumulated depreciation...............................     298,863         280,290
                                                                --------        --------
Total property, plant and equipment, net....................    $424,102        $410,770
                                                                ========        ========

3.  ACCOUNTING FOR HEDGING ACTIVITIES

     The majority of our commodity sales and purchases are at spot market or forward market prices. We use derivative instruments to limit our exposure to fluctuations in the commodity markets and allow for a fixed cash flow stream. Beginning in 2001, as required by Statement of Financial Accounting Standards
(SFAS) No. 133 Accounting for Derivative Instruments and Hedging Activities, we measure these derivative instruments at their fair value and classify them as either assets or liabilities on our balance sheet, with a corresponding offset to other comprehensive income. The value of cash flow hedges included in accumulated other comprehensive income was an unrealized loss of $0.3 million at September 30, 2002, and an unrealized gain of $2.4 million at December 31, 2001. The impact of our hedging activities reflected in revenues for the nine months ended September 30, 2002 was $2.5 million. There were no hedging activities during the nine months ended September 30, 2001. For the nine months ended September 30, 2002, we reclassified a gain of $2.6 million from accumulated other comprehensive income to earnings. We estimate that the amounts in accumulated other comprehensive income will be reclassified into income within the next twelve months. Reclassifications occur upon the physical sale of the hedged commodity and the corresponding expiration of the hedge. For 2002 and 2001, there was no ineffectiveness in our cash flow hedges. At September 30, 2002, our cash flow hedges extended through December 31, 2002.

4.  TRANSACTIONS WITH AFFILIATES

     We enter into various types of transactions with affiliates in the normal course of business on market-related terms and conditions including selling natural gas and oil to and purchasing natural gas and oil from affiliates. In addition, our owners allocate to us general and administrative costs incurred on our behalf.

     We had the following affiliated transactions for the nine months ended September 30, 2002 and 2001 (in thousands):

                                                              NINE MONTHS ENDED
                                                                SEPTEMBER 30,
                                                              -----------------
                                                               2002      2001
                                                              -------   -------
Revenues with affiliates....................................  $13,878   $27,708
Expenses with affiliates....................................  $32,373   $11,047

      EL PASO FIELD SERVICES' SAN JUAN GATHERING AND PROCESSING BUSINESSES
                              TYPHOON GAS PIPELINE
                              TYPHOON OIL PIPELINE
                     COASTAL LIQUIDS PARTNERS' NGL BUSINESS

        NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

     We had the following receivable and payable balances with our affiliates at September 30, 2002 and December 31, 2001 (in thousands):

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2002            2001
                                                              -------------   ------------
Accounts receivable.........................................     $1,867          $2,742
Accounts payable............................................     $6,215          $8,968

5.  INCOME TAXES

     The following table reflects the components of income tax benefit for our taxable entity, Typhoon Gas Pipeline (in thousands):

                                                               NINE MONTHS
                                                                  ENDED
                                                              SEPTEMBER 30,
                                                                  2001
                                                              -------------
Current.....................................................       $--
Deferred....................................................        28
                                                                   ---
          Total income tax benefit..........................       $28
                                                                   ===

     In July 2002, ANR Central Gulf Gathering Company, Inc., the owner of Typhoon Gas Pipeline, was reorganized into a Delaware limited liability company. As a result of this transaction, the owners of ANR Central Gulf Gathering, LLC assumed all the related income tax obligations of Typhoon Gas Pipeline. The effect of these transactions was a reduction to our deferred tax assets and liabilities with a corresponding adjustment to owners' net investment. As a result, we did not reflect income tax-related activities in our 2002 financial statements.

     Total income tax expense for 2001 approximates the amount computed by applying the statutory federal income tax rate (35 percent) to income before income taxes to our taxable entity plus applicable state taxes.

6.  COMMITMENTS AND CONTINGENCIES

  LEGAL PROCEEDINGS

     As of September 30, 2002 and December 31, 2001, we did not have any reserves related to legal matters. While we are a named defendant in lawsuits and a named party in governmental proceedings arising in the ordinary course of our business, the outcome of these matters cannot be predicted with certainty, based on information known to date. We do not expect the ultimate resolution of these matters will have a material adverse effect on our financial position, operating results or cash flows.

  ENVIRONMENTAL

     We are subject to extensive federal, state, and local laws and regulations governing environmental quality and pollution control. These laws and regulations require us to remove or remedy the effect on the environment of the disposal or release of specified substances at current and former operating sites. We have approximately $4.9 million and $5.2 million recorded for environmental matters at September 30, 2002 and December 31, 2001.

     It is possible that new information or future developments could require us to reassess our potential exposure related to environmental matters. We may incur significant costs and liabilities in order to comply

      EL PASO FIELD SERVICES' SAN JUAN GATHERING AND PROCESSING BUSINESSES
                              TYPHOON GAS PIPELINE
                              TYPHOON OIL PIPELINE
                     COASTAL LIQUIDS PARTNERS' NGL BUSINESS

        NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

with existing environmental laws and regulations. It is also possible that other developments, such as increasingly strict environmental laws, regulations and claims for damages to property, employees, other persons and the environment resulting from current or past operations, could result in substantial costs and liabilities in the future. As new information becomes available, or relevant developments occur, we will review our accruals and make any appropriate adjustments.

  LEASE AGREEMENT

     We have an operating lease for the Chaco natural gas processing facility that ends in April 2003. In accordance with the original construction financing agreements, we have the right to purchase the Chaco plant at the end of the lease term for approximately $77 million. If we do not exercise this repurchase right, we will be required to pay a forfeiture penalty. The lease agreement will be terminated upon completion of the proposed purchase of El Paso Field Services' San Juan Gathering and Processing Businesses by El Paso Energy Partners.

7.  SUBSEQUENT EVENT

     On July 16, 2002, a letter of intent was entered into with El Paso Corporation, our indirect parent, regarding the proposed sale of us to El Paso Energy Partners, L.P. for total consideration of approximately $782 million. As part of this transaction, El Paso Corporation will be required to repurchase the Chaco natural gas processing plant from El Paso Energy Partners for $77 million in October 2021, and at that time El Paso Energy Partners has the right to lease the plant from El Paso Corporation for a period of ten years with the option to renew the lease annually thereafter. The purchase price of $782 million is subject to adjustment primarily for working capital and capital expenditures.

     The parties' obligations under the letter of intent are subject to the satisfaction of specified conditions, including negotiating and executing definitive agreements, obtaining other third-party approvals and consents, obtaining satisfactory results from ongoing due diligence and El Paso Energy Partners obtaining satisfactory financing terms.

     (b) Pro forma financial statements(1)

     We are providing the accompanying unaudited pro forma condensed consolidated and combined financial statements to (i) reflect the expected issuance of long-term debt and equity to generate cash proceeds and (ii) reflect the use of such proceeds for the acquisition from El Paso Corporation of the assets described in the financial statements included in (a) above which we refer to as the San Juan assets. We have assumed that our financing will be comprised of (1) $350 million of our Series C common units; (2) a $282 million senior secured acquisition term loan; and (3) $150 million of other long-term debt.

     The unaudited pro forma condensed consolidated and combined financial statements are not necessarily indicative of the consolidated financial position or results of operations that we might have realized had the transactions been completed at the beginning of the earliest period presented, nor do they necessarily indicate our consolidated operating results and financial position for any future period.

     The accompanying Notes to the Unaudited Pro Forma Condensed Consolidated and Combined Financial Statements explain the assumptions used in preparing the financial information. Accounting policy differences were not material and, accordingly, such adjustments have not been included in these statements.

     The unaudited pro forma financial information gives effect to the following transactions as if they had occurred as of the beginning of the period presented or as of the balance sheet date:

          (1) The expected issuance of long-term debt and equity totaling approximately $782 million.

          (2) The expected acquisition of the San Juan assets for a purchase price of $782 million, adjusted for capital expenditures and actual working capital acquired. The San Juan assets include gathering, compression and treating assets located in the San Juan Basin of New Mexico, offshore oil and natural gas pipelines located in the Gulf of Mexico and NGL assets located in Texas.

          (3) The issuance of our $160 million senior secured term loan in October 2002.

          (4) The issuance in May 2002 of 8 1/2% Senior Subordinated Notes for net proceeds of approximately $230 million, the issuance in April 2002 of common units for net proceeds of approximately $149 million, the use of $375 million of these proceeds to repay a portion of the EPN Holding term loan and the capital contribution from our general partner to maintain its 1% capital account balance.

          (5) The repayment in April 2002 of the limited recourse debt of approximately $95 million related to our Prince tension leg platform (TLP) with proceeds from borrowings on our revolving credit facility.

          (6) The acquisition in April 2002 of the EPGT Texas intrastate pipeline system and the El Paso Field Services' gathering and processing businesses, including 1,300 miles of gathering systems in the Permian Basin and a 42.3 percent non-operating interest in the Indian Basin natural gas processing and treating facility. Total consideration for this transaction was approximately $735 million consisting of a cash payment of approximately $420 million, the sale of our Prince TLP and our approximate 9 percent overriding royalty interest in the Prince Field with a fair value of approximately $190 million, the issuance of approximately $6 million of common units and the assumption of approximately $119 million of indebtedness. Our historical consolidated financial statements include the accounts and results of operations of these assets from the purchase date.

          (7) The acquisition in October 2001 of the remaining 50% equity interest that we did not already own in Deepwater Holdings. The High Island Offshore system and the East Breaks natural gas gathering system became indirect wholly-owned assets through this transaction. The total purchase price was approximately $81 million, consisting of $26 million cash and $55 million of assumed indebtedness. Our historical consolidated financial statements include the accounts and results of operations of these assets from the purchase date.

---------------

(1) The terms "we," "our" or "us" as used in these pro forma condensed consolidated and combined financial statements and related notes refer collectively to El Paso Energy Partners, L.P. on a consolidated basis.

          (8) The acquisition in October 2001 of interests in the titleholder of, and other interests in, the Chaco cryogenic natural gas processing plant for approximately $198.5 million. The total purchase price was composed of:

        - A payment of $77.0 million to acquire the Chaco plant from the bank group that provided the financing for the facility; and

        - A payment of $121.5 million to El Paso Field Services, L.P., an El Paso Corporation affiliate, in connection with the execution of a 20-year agreement relating to the processing capacity of the Chaco plant and dedication of natural gas gathered by El Paso Field Services.

          Our historical consolidated financial statements include the accounts and results of operations of this asset from the purchase date. However, upon completing the proposed acquisition of the San Juan assets, our future operating results will be significantly different than our operating results prior to the purchase as follows:

        - The fixed fee revenue of $0.134/dekatherm (Dth) for natural gas processed, currently received by the Chaco plant from El Paso Field Services, will be replaced with actual revenues derived from sales of natural gas on the open market, producing greater volatility in our revenues. Our revenues would have approximated $0.231/Dth, $0.263/Dth and $0.206/Dth had we operated the Chaco plant during the nine months ended September 30, 2002 and the years ended December 31, 2001 and 2000.

        - We will no longer receive revenue from leasing the Chaco plant to El Paso Field Services. We recognized lease revenue of $1.5 million for the nine months ended September 30, 2002 and $598,000 for the year ended December 31, 2001.

        - The unamortized portion of our investment in the processing agreement with El Paso Field Services' San Juan Processing Businesses of $115.7 million will be offset by the unamortized portion of deferred revenue recorded by El Paso Field Services' San Juan Processing Businesses totaling $115.7 million, thereby eliminating future amortization expense related to this agreement.

          (9) The $133 million acquisition in February 2001 of the South Texas natural gas liquids transportation and fractionation assets from a subsidiary of El Paso Corporation. Our historical consolidated financial statements include the accounts and results of operations of these assets from the purchase date.

          (10) The exclusion of the (i) results of operations and losses on the disposition of Deepwater Holdings' interests in the Stingray and UTOS systems, and the West Cameron Dehydration facility; (ii) results of operations and losses on the disposition of our interests in Nautilus, Manta Ray Offshore, Nemo, Green Canyon and Tarpon as well as interests in two offshore platforms; and (iii) income of $25.4 million we recognized from the related payments from El Paso Corporation. Please see footnote
     (BB) of the following table for further information.

                         EL PASO ENERGY PARTNERS, L.P.

     UNAUDITED PRO FORMA CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEET
                             AT SEPTEMBER 30, 2002
                                 (IN THOUSANDS)

                                                                     PRO FORMA
                                                       PRO FORMA     SAN JUAN                     PRO FORMA
                                        EL PASO         INTERIM        ASSET                      SAN JUAN           PRO FORMA
                                         ENERGY        FINANCING    ACQUISITION       SAN JUAN      ASSET             EL PASO
                                     PARTNERS, L.P.   ADJUSTMENTS    FINANCING         ASSETS    ACQUISITION           ENERGY
                                       HISTORICAL         (A)       ADJUSTMENTS         (C)      ADJUSTMENTS       PARTNERS, L.P.
                                     --------------   -----------   -----------       --------   -----------       --------------
                                                             ASSETS
Current Assets
  Cash and cash equivalents........    $   22,278      $ 160,000     $350,000 (B)     $    --     $(782,000)(D)      $   22,278
                                                        (160,000)     282,000 (B)
                                                           1,600      150,000 (B)
                                                          (1,600)       3,535 (B)
                                                                       (3,535)(B)
                                                                       12,000 (B)
                                                                      (12,000)(B)
  Accounts receivable, net
    Trade..........................        41,331             --           --          32,421       (32,421)(D)          41,331
    Affiliates.....................        46,728             --           --           1,867        (1,867)(D)          46,728
  Other current assets.............         9,029             --           --           8,147          (489)(D)          16,687
                                       ----------      ---------     --------         --------    ---------          ----------
        Total current assets.......       119,366             --      782,000          42,435      (816,777)            127,024
Property, plant and equipment,
  net..............................     1,798,705             --           --         424,102       465,149 (D)       2,687,956
Investment in processing
  agreement........................       115,678             --           --                      (115,678)(E)              --
Investment in transportation
  agreement........................            --             --           --          16,495            --              16,495
Investment in unconsolidated
  affiliate........................        61,618             --           --           1,921            --              63,539
Other noncurrent assets............        33,580          1,600       12,000 (B)       2,410            --              49,590
                                       ----------      ---------     --------         --------    ---------          ----------
        Total assets...............    $2,128,947      $   1,600     $794,000         $487,363    $(467,306)         $2,944,604
                                       ==========      =========     ========         ========    =========          ==========

                                                LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
  Accounts payable
    Trade..........................    $   17,282      $      --     $     --         $15,173     $ (15,173)(D)      $   17,282
    Affiliates.....................        27,608             --           --           6,215        (6,215)(D)          27,608
  Accrued interest.................        21,640             --           --              --            --              21,640
  Current deferred revenue from
    processing agreement...........            --             --           --           6,075        (6,075)(E)              --
  Other current liabilities........        31,247             --           --          16,026        (2,008)(D)          45,265
                                       ----------      ---------     --------         --------    ---------          ----------
        Total current
          liabilities..............        97,777             --           --          43,489       (29,471)            111,795
Revolving credit facility..........       569,000       (160,000)      (3,535)(B)          --            --             419,065
                                                           1,600       12,000 (B)
EPN Holding's credit facility......       160,000             --           --              --            --             160,000
Senior secured term loan...........            --        160,000                           --            --             160,000
Long-term debt.....................       659,430             --      282,000 (B)          --            --           1,091,430
                                                                      150,000 (B)
Deferred revenue processing
  agreement........................            --             --           --         109,603      (109,603)(E)              --
Other noncurrent liabilities.......        24,939             --           --           6,039            --              30,978
                                       ----------      ---------     --------         --------    ---------          ----------
        Total liabilities..........     1,511,146          1,600      440,465         159,131      (139,074)          1,973,268
Commitments and contingencies
Minority interest..................           914             --           --              --            --                 914
Partners' capital..................       616,887             --      350,000 (B)          --            --             970,422
                                                                        3,535 (B)
Owners' net investment.............            --             --           --         328,232      (328,232)(D)              --
                                       ----------      ---------     --------         --------    ---------          ----------
        Total liabilities and
          partners' capital........    $2,128,947      $   1,600     $794,000         $487,363    $(467,306)         $2,944,604
                                       ==========      =========     ========         ========    =========          ==========

                         EL PASO ENERGY PARTNERS, L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002
                    (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

                                                                                SUBTOTAL
                                                                 PRO FORMA        AFTER                      PRO FORMA
                                          EL PASO                   EPN         PRO FORMA                    SAN JUAN
                                           ENERGY       EPN       HOLDING          EPN        PRO FORMA        ASSET
                                         PARTNERS,    HOLDING      ASSET         HOLDING       INTERIM      ACQUISITION   SAN JUAN
                                            L.P.      ASSETS    ACQUISITION       ASSET       FINANCING      FINANCING     ASSETS
                                         HISTORICAL     (F)     ADJUSTMENTS    ACQUISITION   ADJUSTMENTS    ADJUSTMENTS     (O)
                                         ----------   -------   -----------    -----------   -----------    -----------   --------
Operating revenues.....................   $304,282    $72,236     $    --       $376,518       $    --       $     --     $341,617
Operating expenses
 Cost of natural gas and oil...........     67,268     21,466          --         88,734            --             --      237,167
 Operation and maintenance, net........     76,531     15,647          --         92,178            --             --       40,675
 Depreciation, depletion and
   amortization........................     49,939      6,700        (340)(G)     56,368            --             --       19,199
                                                                       69 (H)
                                          --------    -------     -------       --------       -------       --------     --------
                                           193,738     43,813        (271)       237,280            --             --      297,041
                                          --------    -------     -------       --------       -------       --------     --------
Operating income (loss)................    110,544     28,423         271        139,238            --             --       44,576
                                          --------    -------     -------       --------       -------       --------     --------
Other income (loss)
 Earnings from unconsolidated
   affiliates..........................     10,541         --          --         10,541            --             --        1,154
 Net gain on sale of assets............       (119)        --          --           (119)           --             --           --
 Other income (expense)................      1,181        (29)         --          1,152            --             --           --
                                          --------    -------     -------       --------       -------       --------     --------
                                            11,603        (29)         --         11,574            --             --        1,154
                                          --------    -------     -------       --------       -------       --------     --------
Income (loss) before interest, income
 taxes and other charges...............    122,147     28,394         271        150,812            --             --       45,730
                                          --------    -------     -------       --------       -------       --------     --------
Interest and debt expense..............     55,362         --       5,844 (I)     62,062        (3,687)(K)     11,780 (N)       --
                                                                      856 (J)                   (2,057)(K)     11,010 (N)
                                                                                                 6,976 (L)        400 (N)
                                                                                                 6,247 (M)      3,300 (N)
                                                                                                (5,337)(M)       (117)(N)
                                                                                                   240 (M)
Minority interest......................         13         --          --             13            --             --           --
                                          --------    -------     -------       --------       -------       --------     --------
                                            55,375         --       6,700         62,075         2,382         26,373           --
                                          --------    -------     -------       --------       -------       --------     --------
Net income (loss) from continuing
 operations............................     66,772    $28,394     $(6,429)        88,737       $(2,382)      $(26,373)    $ 45,730
                                                      =======     =======                      =======       ========     ========
Allocation of net income from
 continuing operations to:
 Series B unitholders..................     10,875                                10,875
 General Partner.......................     30,245                                30,465
                                          --------                              --------
 Limited partners......................   $ 25,652                              $ 47,397
                                          ========                              ========
Basic and diluted net income per unit
 from continuing operations............   $   0.61                              $   1.12
                                          ========                              ========
Weighted average basic and diluted
 units outstanding.....................     42,373                                42,373
                                          ========                              ========
                                          PRO FORMA      PRO FORMA
                                          SAN JUAN        EL PASO
                                            ASSET         ENERGY
                                         ACQUISITION     PARTNERS,
                                         ADJUSTMENTS       L.P.
                                         -----------     ---------
Operating revenues.....................   $(23,016)(P)   $693,627
                                            (1,492)(P)
Operating expenses
 Cost of natural gas and oil...........    (23,016)(P)    307,441
                                             4,556 (P)
 Operation and maintenance, net........     (1,044)(P)    127,253
                                            (4,556)(P)
 Depreciation, depletion and
   amortization........................     11,637 (Q)     87,204
                                          --------       --------
                                           (12,423)       521,898
                                          --------       --------
Operating income (loss)................    (12,085)       171,729
                                          --------       --------
Other income (loss)
 Earnings from unconsolidated
   affiliates..........................         --         11,695
 Net gain on sale of assets............         --           (119)
 Other income (expense)................         --          1,152
                                          --------       --------
                                                --         12,728
                                          --------       --------
Income (loss) before interest, income
 taxes and other charges...............    (12,085)       184,457
                                          --------       --------
Interest and debt expense..............         --         90,817
Minority interest......................         --             13
                                          --------       --------
                                                --         90,830
                                          --------       --------
Net income (loss) from continuing
 operations............................   $(12,085)        93,627
                                          ========
Allocation of net income from
 continuing operations to:
 Series B unitholders..................                    10,875
 General Partner.......................                    39,410
                                                         --------
 Limited partners......................                  $ 43,342
                                                         ========
Basic and diluted net income per unit
 from continuing operations............                  $   0.79
                                                         ========
Weighted average basic and diluted
 units outstanding.....................                    55,001
                                                         ========

                         EL PASO ENERGY PARTNERS, L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
                    (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

                                                                                       PRO FORMA                      PRO FORMA
                                                                       DEEPWATER       DEEPWATER                    TRANSPORTATION
                                        EL PASO         DEEPWATER      HOLDINGS,       HOLDINGS,      PRO FORMA          AND
                                         ENERGY         HOLDINGS,        L.L.C.         L.L.C.          CHACO       FRACTIONATION
                                     PARTNERS, L.P.       L.L.C       DIVESTITURES    ACQUISITION       PLANT           ASSET
                                       HISTORICAL     HISTORICAL(R)   ADJUSTMENTS     ADJUSTMENTS    ADJUSTMENTS     ADJUSTMENTS
                                     --------------   -------------   ------------    -----------    -----------    --------------
Operating revenues.................     $193,406        $ 40,933        $(2,726)(S)     $    --        $20,299(X)       $5,042(Z)
Operating expenses
  Cost of natural gas and oil......       51,542              --             --              --             --              --
  Operation and maintenance, net...       33,279          16,740           (658)(S)          --          5,215(X)        1,368(Z)
  Depreciation, depletion and
    amortization...................       34,778           8,899           (323)(S)         422 (T)      6,512(X)          750(Z)
  Asset impairment charge..........        3,921              --             --              --             --              --
                                        --------        --------        -------         -------        -------          ------
                                         123,520          25,639           (981)            422         11,727           2,118
                                        --------        --------        -------         -------        -------          ------
Operating income (loss)............       69,886          15,294         (1,745)           (422)         8,572           2,924
                                        --------        --------        -------         -------        -------          ------
Other income (loss)
  Earnings from unconsolidated
    affiliates.....................        8,449              --             --           9,925 (U)         --              --
  Net (loss) gain on sale of
    assets.........................      (11,367)        (21,453)        21,453 (S)          --             --              --
  Other income (expense)...........       28,726              68             --              --             --              --
                                        --------        --------        -------         -------        -------          ------
                                          25,808         (21,385)        21,453           9,925             --              --
                                        --------        --------        -------         -------        -------          ------
Income (loss) before interest,
  income taxes and other charges...       95,694          (6,091)        19,708           9,503          8,572           2,924
                                        --------        --------        -------         -------        -------          ------
  Interest and debt expense........       41,542           5,936             --          (5,936)(V)      7,072(Y)        1,702(AA)
                                                                                          4,988 (W)
  Minority interest................          100              --             --              --             --              --
  Income tax benefit...............           --              --             --              --             --              --
                                        --------        --------        -------         -------        -------          ------
                                          41,642           5,936             --            (948)         7,072           1,702
                                        --------        --------        -------         -------        -------          ------
Net income (loss) from continuing
  operations.......................       54,052        $(12,027)       $19,708         $10,451        $ 1,500          $1,222
                                                        ========        =======         =======        =======          ======
Allocation of net income from
  continuing operations to:
  Series B unitholders.............       17,228
  General Partner..................       24,650
                                        --------
  Limited Partners.................     $ 12,174
                                        ========
Basic and diluted net income per
  unit from continuing
  operations.......................     $   0.35
                                        ========
Weighted average basic and diluted
  units outstanding................       34,376
                                        ========


                                     OTHER GULF OF
                                        MEXICO          PRO FORMA
                                      DIVESTITURE       AFTER 2001
                                      ADJUSTMENTS      TRANSACTIONS
                                     -------------     ------------
Operating revenues.................    $     --          $256,954
Operating expenses
  Cost of natural gas and oil......          --            51,542
  Operation and maintenance, net...          --            55,944
  Depreciation, depletion and
    amortization...................          --            51,038
  Asset impairment charge..........          --             3,921
                                       --------          --------
                                             --           162,445
                                       --------          --------
Operating income (loss)............          --            94,509
                                       --------          --------
Other income (loss)
  Earnings from unconsolidated
    affiliates.....................          --            18,374
  Net (loss) gain on sale of
    assets.........................      11,367 (BB)           --
  Other income (expense)...........     (25,404)(BB)        3,390
                                       --------          --------
                                        (14,037)           21,764
                                       --------          --------
Income (loss) before interest,
  income taxes and other charges...     (14,037)          116,273
                                       --------          --------
  Interest and debt expense........          --            55,304
  Minority interest................          --               100
  Income tax benefit...............          --                --
                                       --------          --------
                                             --            55,404
                                       --------          --------
Net income (loss) from continuing
  operations.......................    $(14,037)           60,869
                                       ========
Allocation of net income from
  continuing operations to:
  Series B unitholders.............                        17,228
  General Partner..................                        24,717
                                                         --------
  Limited Partners.................                      $ 18,924
                                                         ========
Basic and diluted net income per
  unit from continuing
  operations.......................                      $   0.55
                                                         ========
Weighted average basic and diluted
  units outstanding................                        34,376
                                                         ========

                         EL PASO ENERGY PARTNERS, L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
                    (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

                                                                              SUBTOTAL
                                                              PRO FORMA         AFTER                       PRO FORMA
                                                                 EPN          PRO FORMA     PRO FORMA       SAN JUAN
                                                    EPN        HOLDING           EPN           EPN            ASSET
                                    PRO FORMA     HOLDING       ASSET          HOLDING       INTERIM       ACQUISITION     SAN JUAN
                                    AFTER 2001     ASSETS    ACQUISITION        ASSET       FINANCING       FINANCING       ASSETS
                                   TRANSACTIONS     (F)      ADJUSTMENTS     ACQUISITION   ADJUSTMENTS     ADJUSTMENTS       (O)
                                   ------------   --------   -----------     -----------   -----------     -----------     --------
Operating revenues................   $256,954     $344,689    $     --        $601,643       $    --        $     --       $324,996
Operating expenses
 Cost of natural gas and oil......     51,542      188,582          --         240,124            --              --        140,924
 Operation and maintenance, net...     55,944       66,615          --         122,559            --              --         61,172
 Depreciation, depletion and
   amortization...................     51,038       32,305      (2,236)(G)      81,383            --              --         22,651
                                                                   276 (H)
 Asset impairment charge..........      3,921           --          --           3,921            --              --             --
                                     --------     --------    --------        --------       -------        --------       --------
                                      162,445      287,502      (1,960)        447,987            --              --        224,747
                                     --------     --------    --------        --------       -------        --------       --------
Operating income (loss)...........     94,509       57,187       1,960         153,656            --              --        100,249
                                     --------     --------    --------        --------       -------        --------       --------
Other income (loss)
 Earnings from unconsolidated
   affiliates.....................     18,374           --          --          18,374            --              --          2,177
 Net (loss) gain on sale of
   assets.........................         --           --          --              --            --              --             --
 Other income (expense)...........      3,390       (5,026)         --          (1,636)           --              --             --
                                     --------     --------    --------        --------       -------        --------       --------
                                       21,764       (5,026)         --          16,738            --              --          2,177
                                     --------     --------    --------        --------       -------        --------       --------
Income (loss) before interest,
 income taxes and other charges...    116,273       52,161       1,960         170,394            --              --        102,426
                                     --------     --------    --------        --------       -------        --------       --------
 Interest and debt expense........     55,304           --      23,701 (I)      82,479        18,860 (L)      15,750 (N)         --
                                                                 3,474 (J)                    (9,968)(K)      14,720 (N)
                                                                                              (6,645)(K)         535 (N)
                                                                                               8,352 (M)       4,400 (N)
                                                                                              (7,136)(M)        (156)(N)
                                                                                                 320 (M)
 Minority interest................        100           --          --             100            --              --             --
 Income tax (benefit) expense.....         --          (24)         --             (24)           --              --             23
                                     --------     --------    --------        --------       -------        --------       --------
                                       55,404          (24)     27,175          82,555         3,783          35,249             23
                                     --------     --------    --------        --------       -------        --------       --------
Net income (loss) from continuing
 operations.......................     60,869     $ 52,185    $(25,215)         87,839       $(3,783)       $(35,249)      $102,403
                                                  ========    ========                       =======        ========       ========
Allocation of net income from
 continuing operations to:
 Series B unitholders.............     17,228                                   17,228
 General Partner..................     24,717                                   25,628
                                     --------                                 --------
 Limited Partners.................   $ 18,924                                 $ 44,983
                                     ========                                 ========
Basic and diluted net income per
 unit from continuing
 operations.......................   $   0.55                                 $   1.30
                                     ========                                 ========
Weighted average basic and diluted
 units outstanding................     34,376                                   34,535
                                     ========                                 ========

                                     SAN JUAN
                                       ASSET            EL PASO
                                    ACQUISITION          ENERGY
                                     PRO FORMA       PARTNERS, L.P.
                                    ADJUSTMENTS        PRO FORMA
                                    -----------      --------------
Operating revenues................   $ (6,469)(P)       $899,273
                                         (598)(P)
                                      (20,299)(P)
Operating expenses
 Cost of natural gas and oil......     (6,469)(P)        376,098
                                        1,519 (P)
 Operation and maintenance, net...     (4,311)(P)        172,686
                                       (5,215)(P)
                                       (1,519)(P)
 Depreciation, depletion and
   amortization...................     15,516 (Q)        119,550
 Asset impairment charge..........         --              3,921
                                     --------           --------
                                         (479)           672,255
                                     --------           --------
Operating income (loss)...........    (26,887)           227,018
                                     --------           --------
Other income (loss)
 Earnings from unconsolidated
   affiliates.....................         --             20,551
 Net (loss) gain on sale of
   assets.........................         --                 --
 Other income (expense)...........         --             (1,636)
                                     --------           --------
                                           --             18,915
                                     --------           --------
Income (loss) before interest,
 income taxes and other charges...    (26,887)           245,933
                                     --------           --------
 Interest and debt expense........         --            121,511
 Minority interest................         --                100
 Income tax (benefit) expense.....         --                 (1)
                                     --------           --------
                                           --            121,610
                                     --------           --------
Net income (loss) from continuing
 operations.......................   $(26,887)           124,323
                                     ========
Allocation of net income from
 continuing operations to:
 Series B unitholders.............                        17,228
 General Partner..................                        39,179
                                                        --------
 Limited Partners.................                      $ 67,916
                                                        ========
Basic and diluted net income per
 unit from continuing
 operations.......................                      $   1.37
                                                        ========
Weighted average basic and diluted
 units outstanding................                        49,557
                                                        ========

                         EL PASO ENERGY PARTNERS, L.P.
                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                 CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

BALANCE SHEET ADJUSTMENTS

  INTERIM FINANCING

     A To record the issuance in October 2002 of our senior secured term loan for net proceeds of $160 million which we used to pay down our revolving credit facility and the payment of the associated issuance costs of $1.6 million.

  SAN JUAN ASSET ACQUISITION FINANCING

     B To record the proceeds we expect to receive from (1) issuing $350 million of our Series C common units to El Paso Corporation; (2) entering into a $282 million senior secured acquisition term loan; (3) issuing $150 million of other long-term debt; (4) the contribution by our general partner of $3.5 million to maintain its one percent ownership interest in us, which we expect to use to pay down our revolving credit facility; and (5) drawing $12 million on our revolving credit facility for payment of the issuance costs associated with the above debt.

  SAN JUAN ASSET ACQUISITION

     C This column represents the unaudited historical condensed combined balance sheet for the expected San Juan asset acquisition, which includes the El Paso Field Services' San Juan Gathering and Processing Businesses, Typhoon Gas Pipeline, Typhoon Oil Pipeline and the Coastal Liquids Partners' NGL Business.

     D To record our expected $782 million San Juan asset acquisition. Net cash proceeds from our expected issuances of common units and long-term debt will be used to fund our acquisition. We expect to acquire all the historical property, plant and equipment, the natural gas imbalance receivables and payables, the investments in transportation agreements and unconsolidated affiliate, and the environmental liabilities on the combined balance sheet. We expect to record an excess purchase price of $465 million related to the expected acquisition of these assets.

     E To eliminate the intercompany accounts and transactions as a result of our expected acquisition of the San Juan assets.

STATEMENT OF OPERATIONS ADJUSTMENTS

 EPN HOLDING ASSET ACQUISITION AND PRINCE SALE

     F This column represents the unaudited historical condensed combined statement of operations for the three months ended March 31, 2002 and the audited historical combined statement of operations for the year ended December 31, 2001, for the EPN Holding asset acquisition, which includes EPGT Texas, L.P., El Paso Gas Storage Company, El Paso Hub Services Company, and the El Paso Field Services gathering and processing businesses. The operating results for the EPN Holding assets acquired are included in the El Paso Energy Partners, L.P. historical operating results from the acquisition date in April 2002.

     G To record the reduction in depreciation expense related to the communications assets not included in our EPN Holding asset acquisition.

     H To record additional depreciation expense resulting from increased basis of $10.8 million to property, plant and equipment relating to our EPN Holding asset acquisition. Such property, plant and equipment will be depreciated on a straight line basis over the remaining useful lives of the assets which approximates 40 years.

     I To record the increase in interest expense related to our additional borrowings of $535 million under the EPN Holding limited recourse credit facility to fund the EPN Holding asset acquisition. This amount was calculated based on the interest rate on the EPN Holding limited recourse credit facility at March 31, 2002,

                         EL PASO ENERGY PARTNERS, L.P.
                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
         CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

which was approximately 4.43%. A change in the rate of 0.125% would impact our annual results of operations by approximately $0.7 million.

     J To record the increase in interest expense related to our additional borrowings of $99 million under our revolving credit facility for use in repaying our limited recourse term loan of $95 million and our EPN Holding asset acquisition of $4 million. This amount was calculated based on the interest rate on our revolving credit facility at March 31, 2002, which was approximately 3.50%. A change in the rate of 0.125% would impact our annual results of operations by approximately $0.1 million.

  EPN INTERIM FINANCING ADJUSTMENTS

     K To record the decrease in interest expense related to our use of proceeds from our May 2002 issuance of 8 1/2% Senior Subordinated Notes and our April 2002 common unit issuance to repay a portion of EPN Holding's limited recourse credit facility. We calculated this amount based on the interest rate on EPN Holding's limited recourse credit facility at March 31, 2002, which was approximately 4.43%.

     L To record the increase in interest expense related to our May 2002 issuance of $230 million of 8 1/2% Senior Subordinated Notes used to repay a portion of EPN Holding's limited recourse credit facility and a portion of our revolving credit facility.

     M To record the increase in interest expense resulting from the issuance of our $160 million senior secured term loan and the corresponding decrease in interest expense resulting from paying down our revolving credit facility by $160 million offset by the amortization of our debt issuance costs of $1.6 million, which we are amortizing to interest expense over the five year contractual term of the loan. The interest was computed based on an effective interest rate of 5.22% for our senior secured term loan, which was the effective rate at our October 2002 issuance and an effective rate of 4.46% for our revolving credit facility, the weighted average rate on September 30, 2002. A change in the rate of 0.125% would impact our annual operating results by $0.2 million.

  SAN JUAN ASSET ACQUISITION FINANCING

     N To record the increase in interest expense resulting from: (1) the expected issuance of $150 million of other long-term debt; (2) anticipated borrowing of $282 million upon entering into a senior secured acquisition term loan; (3) expected borrowings of $12 million from our revolving credit facility to pay for the closing costs associated with issuing the above debt; and (4) the following table presents the annual interest expense we expect to realize from amortization of our debt issuance costs (in thousands):

                                                               ANNUAL
                       PRO FORMA                            AMORTIZATION
                        ANNUAL       DEBT                     OF DEBT
PRINCIPAL   INTEREST   INTEREST    ISSUANCE   CONTRACTUAL      ISSUE
 BALANCE      RATE      EXPENSE     COSTS        TERM          COSTS
---------   --------   ---------   --------   -----------   ------------
$282,000      5.22%     $14,720    $ 8,000      2 years        $4,000
$150,000     10.50%      15,750      4,000     10 years           400
                        -------    -------                     ------
                        $30,470    $12,000                     $4,400
                        =======    =======                     ======

     We decreased interest expense for the repayment of $3.5 million on our revolving credit facility from proceeds we expect to receive from our general partner using an interest rate of 4.46%, which is the weighted average interest rate on our revolving credit facility through September 2002. Interest expense was computed using an effective rate of 10.5% for the other long-term debt, which is the effective rate we expect on our planned issuance of senior subordinated notes, and we used an effective rate of 5.22% for the senior secured acquisition term loan, which was the interest rate on our senior secured term loan upon issuance in

                         EL PASO ENERGY PARTNERS, L.P.
                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
         CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

October 2002. A change in any of the above variable rates by 0.125% would impact our annual operating results by $0.4 million.

  SAN JUAN ASSET ACQUISITION

     O To record the unaudited condensed combined statement of operations for the nine months ended September 30, 2002 and the audited combined statement of operations for the year ended December 31, 2001 of our expected San Juan asset acquisition.

     P To eliminate intercompany accounts and transactions as a result of our expected acquisition of the San Juan assets.

     Q To record additional depreciation expense resulting from increased basis of $465 million to property, plant and equipment relating to our expected San Juan asset acquisition. Such property, plant and equipment will be depreciated on a straight-line basis over the remaining useful lives of the assets which approximates 30 years.

  DEEPWATER HOLDINGS TRANSACTION

     R This column represents the unaudited historical Deepwater Holdings, L.L.C. consolidated statement of operations.

     S To eliminate the results of operations of Stingray, UTOS and the West Cameron dehydration facility, our associated equity earnings from these assets, and the effect of the non-recurring loss related to the sales of these assets. See note (BB) to this table.

     T To record depreciation expense associated with the allocation of the excess purchase price assigned to Deepwater Holdings' property, plant and equipment relating to our acquisition of the additional interest in Deepwater Holdings. Such property, plant and equipment will be depreciated on a straight line basis over the remaining useful lives of the assets which approximate 30 years.

     U To eliminate our equity losses from our investment in Deepwater Holdings prior to our acquisition of the remaining 50 percent interest in Deepwater Holdings.

     V To record the elimination of the historical interest expense related to Deepwater Holdings' credit facility which was repaid and terminated.

     W To record the increase in interest expense due to additional borrowings of $136 million under our revolving credit facility to fund the acquisition of El Paso Corporation's 50 percent interest in Deepwater Holdings and to repay Deepwater Holdings' credit facility. The amount was calculated based on the interest rate on our revolving credit facility at September 30, 2001, which was approximately 4.5%. A change in the rate of 0.125% would impact our annual results of operations by approximately $0.2 million.

 CHACO PLANT TRANSACTION

     X To record the results of operations of the Chaco plant. In connection with the October 2001 acquisition of our interests in this asset, we secured a fixed rate processing agreement from El Paso Field Services, an affiliate of our general partner, to process natural gas for the next twenty years. Our pro forma processing revenues are based on the contract price assuming historical daily volumes for the respective period. Also, we expect to incur annual operating expenses related to the Chaco plant of approximately $7 million per year. Our depreciation and amortization estimate is based on the total cost of the plant of $77 million assuming a remaining life of 30 years and the processing agreement of $121.5 million assuming a remaining 20 year life.

                         EL PASO ENERGY PARTNERS, L.P.
                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
         CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Y To record the increase in interest expense due to additional borrowings under our revolving credit facility to fund the acquisition of the Chaco plant for $198.5 million. The amount was calculated based on the interest rate on our revolving credit facility at September 30, 2001, which was approximately 4.5%. A change in the rate of 0.125% would impact our annual results of operations by approximately $0.3 million.

 TRANSPORTATION AND FRACTIONATION ASSET TRANSACTION

     Z To record the results of operations of the NGL transportation and fractionation assets acquired in February 2001.

     AA To record the increase in interest expense related to our additional borrowings under our revolving credit facility to fund the acquisition of the NGL transportation and fractionation assets for $133 million. This amount was calculated based on the interest rate on our revolving credit facility at March 31, 2001, which was approximately 7.68%. A change in the rate of 0.125% would impact our annual results of operations by approximately $0.2 million.

 OTHER GULF OF MEXICO ASSET DIVESTITURE TRANSACTIONS

     BB To eliminate the results of operations of Nautilus, Manta Ray Offshore, Nemo, Green Canyon and Tarpon and the effect of the non-recurring items, related to the losses on the sales of these assets and the $25.4 million additional consideration received from El Paso Corporation. We believe that the exclusion of (1) the results of operations of Deepwater Holdings, L.L.C.'s (one of our joint ventures) interests in the Stingray and UTOS systems and the West Cameron dehydration facility (described in note (S) above), which were sold in 2001; (2) the results of operations of our interests in the Nautilus, Manta Ray Offshore, Nemo, Green Canyon and Tarpon systems as well as our interest in two offshore platforms, which were sold in 2001; and (3) losses on the dispositions described in (1) and (2) above and income of $25.4 million we recognized from payments by El Paso Corporation as additional consideration for those dispositions is appropriate for this presentation because those dispositions were non-recurring events. We have not disposed of assets in that manner in the past, and we have no plans to dispose of assets similarly in the future; rather, these dispositions were a forced sale, required because of antitrust concerns in connection with the 2001 merger of El Paso Corporation and The Coastal Corporation.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          EL PASO ENERGY PARTNERS, L.P.
                                          By: El Paso Energy Partners Company,
                                            its General Partner

Date: November 15, 2002                   By:      /s/ D. MARK LELAND
                                            ------------------------------------
                                                       D. Mark Leland
                                            Senior Vice President and Controller
                                               (Principal Accounting Officer)